Exhibit 99.1

News Release

Contact:	Investors: Cameron Hopewell - Managing Director, Investor Relations - (615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services - (312) 780-7204

CORECIVIC REPORTS FOURTH QUARTER AND FULL YEAR 2019 FINANCIAL RESULTS

PROVIDES FIRST QUARTER AND FULL YEAR 2020 EPS AND FFO GUIDANCE

NASHVILLE, Tenn. – February 12, 2020 – CoreCivic, Inc. (NYSE: CXW) (the Company) announced today its financial results for the fourth quarter and full year 2019.

Highlights of Full Year 2019

•	Total revenue of $1.98 billion, an increase of 8%

•	CoreCivic Safety revenue of $1.78 billion, an increase of 6%

•	CoreCivic Community revenue of $123.3 million, an increase of 21%

•	CoreCivic Properties revenue of $77.3 million, an increase of 34%

•	Net income of $188.9 million, an increase of 19%

•	Adjusted net income of $204.8 million, an increase of 19%

•	Diluted EPS of $1.59, an increase of 19%

•	Adjusted diluted EPS of $1.72, an increase of 19%

•	Normalized FFO per diluted share of $2.62, an increase of 13%

•	Adjusted EBITDA of $443.9 million, an increase of 12%

Damon T. Hininger, CoreCivic’s President and Chief Executive Officer, said, “Throughout the year we had many achievements, including strong full year financial performance and growth across each of our business segments. We also expanded our commitment to, and investment in, innovative recidivism-reducing programming, publicly advocated for the removal of barriers that create challenges for individuals reentering society, and issued the Company’s first ESG report.

“While we experienced positive growth trends for the full year 2019, our fourth quarter included lower utilization by Immigration and Customs Enforcement than we forecasted. Our initial guidance for 2020 does not assume ICE utilization will return to the elevated levels experienced in 2019, when the agency and the country faced a humanitarian crisis. However, we believe our efforts to diversify the Company’s business, including through M&A activity and new state contracts, will mitigate the normalization of ICE utilization.”

Highlights of Fourth Quarter 2019

•	Net income of $42.0 million, an increase of 2%

•	Adjusted net income of $42.8 million, a decrease of 11%

•	Diluted EPS of $0.35, equal to prior year quarter

•	Adjusted diluted EPS of $0.36, a decrease of 10%

•	Normalized FFO per diluted share of $0.59, a decrease of 6%

•	Adjusted EBITDA of $103.5 million, a decrease of 3%

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

Fourth Quarter and Full Year 2019 Financial Results

Fourth Quarter 2019 Results

Net income generated in the fourth quarter of 2019 totaled $42.0 million, or $0.35 per diluted share, compared with $41.2 million, or $0.35 per diluted share, in the fourth quarter of 2018. Adjusted for special items, net income in the fourth quarter of 2019 was $42.8 million, or $0.36 per diluted share (Adjusted Diluted EPS), compared with adjusted net income in the fourth quarter of 2018 of $48.1 million, or $0.40 per diluted share. Special items in the fourth quarter of 2019 included $0.6 million of expenses associated with debt refinancing transactions and $0.2 million of expenses associated with mergers and acquisitions (M&A). Special items in the fourth quarter of 2018 included a $6.1 million charge for contingent consideration associated with the acquisition in 2017 of residential reentry service provider Time to Change, Inc., based on financial performance that was better than estimated, and $0.8 million of expenses associated with M&A.

Funds From Operations (FFO) was $69.0 million, or $0.58 per diluted share, in the fourth quarter of 2019, compared to $68.2 million, or $0.57 per diluted share, in the fourth quarter of 2018. Normalized FFO, which excludes the special items described above, was $69.8 million, or $0.59 per diluted share, in the fourth quarter of 2019, compared with $75.1 million, or $0.63 per diluted share, in the fourth quarter of 2018.

Per share results in the fourth quarter of 2019, compared with the fourth quarter of 2018, were flat or decreased primarily because of lower utilization of our existing contracts with U.S. Immigration and Customs Enforcement (ICE) and the expected decline in inmate populations from the state of California. All California populations had been transferred back to the State as of June 30, 2019. These declines were partially offset by contributions from recent acquisitions and, to a greater extent, new business from state and federal contracts, some of which were not yet fully utilized during the fourth quarter of 2019.

EBITDA was $102.7 million in the fourth quarter of 2019, compared with $105.3 million in the fourth quarter of 2018. Adjusted EBITDA was $103.5 million in the fourth quarter of 2019, compared with $106.7 million in the fourth quarter of 2018. Adjusted EBITDA excludes the special items described above, and Adjusted EBITDA for the fourth quarter of 2018 includes the portion of rental payments for the South Texas Family Residential Center (STFRC) that was classified as depreciation and interest expense for financial reporting purposes, to more properly reflect the cash flows associated with the lease. The Company adopted Accounting Standards Codification 842, “Leases”, (ASC 842) on January 1, 2019. Upon adoption of ASC 842, all rental payments associated with this lease are classified as operating expenses.

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to net income, the most directly comparable GAAP measure.

Fourth Quarter and Full Year 2019 Financial Results

Business Development Update

Acquisition of 28 Property, 445,000 square-foot Portfolio of GSA Leased Assets. On January 6, 2020, we announced the acquisitions of a portfolio of 28 properties, 24 of which the counter-party contributed to a newly formed partnership of the Company’s, for total consideration of $83.2 million, excluding transaction related expenses. All of the properties are leased to the federal government through the General Services Administration. The 28-property portfolio is strategically located throughout the mid-south, complementing the Company’s existing real estate footprint, and each property was built-to-suit for its federal tenant. The portfolio average property age is 15 years and the portfolio’s weighted average lease term is 5.6 years. The Company financed the acquisition with $7.7 million of cash, assumed debt of $52.2 million and the issuance of 1.3 million limited partnership units that are convertible after two years into cash or shares of our common stock.

Acquisition of Rehabilitation Services, Inc. On December 7, 2019, we completed the acquisition of Rehabilitation Services, Inc., for $4.4 million, excluding transaction related expenses. The Ghent Residential Reentry Center, a 36-bed residential reentry center in Norfolk, Virginia, and the James River Residential Reentry Center, an 84-bed residential reentry center in Newport News, Virginia, provide reentry services for residents under custody of the Federal Bureau of Prisons (BOP). The residential reentry facilities can also serve an additional 34 home confinement clients on behalf of the BOP.

Update on Lansing Correctional Facility Development. On January 24, 2018, we entered into a 20-year lease agreement with the Kansas Department of Corrections for a 2,432-bed correctional facility to be constructed in Lansing, Kansas.    We commenced construction of the new facility in the first quarter of 2018, and as of December 31, 2019, we had capitalized $137.7 million associated with the construction project. In December 2019, the Lansing facility began accepting offenders into the 512-bed minimum security complex ahead of schedule, with the remaining 1,920-bed medium/maximum security complex completed in January 2020, for a total cost of approximately $155.0 million. Construction of the facility was 100% funded with proceeds from a private placement.

Update on New Management Contract with the State of Mississippi. On January 8, 2020, we entered into a new management contract with the Mississippi Department of Corrections (MDOC) to immediately house up to 375 of the State’s inmates at the Company’s 2,672-bed Tallahatchie County Correctional Facility in Tutwiler, Mississippi. The contract has an initial term of ninety days, which the MDOC may extend for up to two additional ninety-day terms. As of January 12, 2020, the Tallahatchie facility had accepted all 375 inmates from the State. We are pleased to be able to assist the State with their challenges, further exemplifying how critically important it is for government partners to have access to our real estate assets and associated service offerings.

Update on New Lease Agreement with the Commonwealth of Kentucky for the Southeast Kentucky Correctional Facility. On December 9, 2019, we entered into a new lease agreement with the Commonwealth of Kentucky Department of Corrections (KYDOC) to operate the Company’s 656-bed Southeast Correctional Complex in Wheelwright, Kentucky.

Fourth Quarter and Full Year 2019 Financial Results

The lease agreement with the KYDOC is expected to commence mid-2020 upon the completion of certain capital expenditures, estimated at $4.5 million to $5.0 million. The lease includes a ten-year base term with five two-year renewal options. The average annual rent during the ten-year base term is approximately $4.1 million. The Company will be responsible for repairs and maintenance, property taxes and property insurance, while all other aspects and costs of facility operations will be the responsibility of the KYDOC.

Financing Transactions

On December 18, 2019, we entered into a new $250.0 million Senior Secured Term Loan B which bears interest at a rate of LIBOR plus 4.50%, with a 1.00% LIBOR floor (or, at our option, a base rate plus 3.50%), and has a five-year maturity with scheduled quarterly principal payments through December 2024. The Term Loan B will be secured by a first lien on certain specified real property assets, representing a loan-to-value of no greater than 80%. Terms of the Term Loan B generally permit prepayment without penalty. Proceeds from the issuance of the Term Loan B were used to partially fund the early redemption of the $325.0 million 4.125% Senior Notes that were scheduled to mature in April 2020, and to pay transaction fees and expenses. The remaining balance of the 4.125% Senior Notes were satisfied and discharged in December 2019 with borrowings under our revolving credit facility.

2020 Financial Guidance

Based on current business conditions, the Company is providing the following financial guidance for the first quarter 2020 and the full year 2020:

	First Quarter 2020	Full Year 2020
➣ Diluted EPS	$0.23 to $0.27	$1.34 to $1.43
➣ Adjusted EPS per diluted share	$0.26 to $0.29	$1.38 to $1.47
➣ FFO per diluted share	$0.46 to $0.50	$2.26 to $2.36
➣ Normalized FFO per diluted share	$0.49 to $0.53	$2.30 to $2.40

Our 2020 guidance reflects lower utilization from ICE at many of our facilities compared with 2019, when southwest border apprehensions had reached the highest levels in over a decade. Our 2020 guidance also reflects higher interest expense associated with the aforementioned financing transactions.

During 2020, we expect to invest approximately $86.5 million to $92.0 million in capital expenditures, consisting of approximately $21.0 million to $23.0 million in prison construction, primarily associated with the construction of our Lansing Correctional Facility in Lansing, Kansas, which was completed in January 2020; approximately $30.5 million to $31.0 million in maintenance capital expenditures on real estate assets; $28.5 million to $30.5 million for capital expenditures on other assets and information technology and $6.5 million to $7.5 million for tenant improvements and leasing commissions. These estimates exclude M&A activity.

Fourth Quarter and Full Year 2019 Financial Results

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the fourth quarter of 2019. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation, and disclaim any duties to update any of the information disclosed in this report.

Management may meet with investors from time to time during the first quarter of 2020. Written materials used in the investor presentations will also be available on our website beginning on or about February 24, 2020. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Conference Call, Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, February 13, 2020, to discuss our fourth quarter 2019 financial results and 2020 outlook. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors page. The live broadcast can also be accessed by dialing 800-353-6461 in the U.S. and Canada, including the confirmation passcode 8097453. The conference call will be archived on our website following the completion of the call. In addition, there will be a telephonic replay available beginning at 1:00 p.m. central time (2:00 p.m. eastern time) on February 13, 2020, through 1:00 p.m. central time (2:00 p.m. eastern time) on February 21, 2020. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada. International callers may dial +1 719-457-0820 and enter passcode 8097453.

About CoreCivic

The Company is a diversified government solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through corrections and detention management, a growing network of residential reentry centers to help address America’s recidivism crisis, and government real estate solutions. We are a publicly traded real estate investment trust (REIT) and the nation’s largest owner of partnership correctional, detention and residential reentry facilities. We also believe we are the largest private owner of real estate used by U.S. government agencies. The Company has been a flexible and dependable partner for government for more than 35 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at http://www.corecivic.com/.

Fourth Quarter and Full Year 2019 Financial Results

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, contract renegotiations or terminations, increases in costs of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity, and effects of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds; (v) changes in government policy, legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including but not limited to, the continued utilization of the South Texas Family Residential Center (STFRC) by ICE under terms of the current contract, and the impact of any changes to immigration reform and sentencing laws (Our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention.); (vi) our ability to successfully identify and consummate future acquisitions and our ability to successfully integrate the operations of completed acquisitions and realize projected returns resulting therefrom; (vii) increases in costs to develop or expand real estate properties that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions, cost inflation, and material shortages, resulting in increased construction costs; (viii) our ability to meet and maintain qualification for taxation as a REIT; and (ix) the availability of debt and equity financing on terms that are favorable to us, or at all. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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Fourth Quarter and Full Year 2019 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$92,120	$52,802
Restricted cash	26,973	21,335
Accounts receivable, net of allowance of $3,217 and $2,542, respectively	280,785	270,597
Prepaid expenses and other current assets	35,507	28,791

Total current assets	435,385	373,525
Real estate and related assets:
Property and equipment, net of accumulated depreciation of $1,510,117 and $1,516,664, respectively	2,700,107	2,830,589
Other real estate assets	238,637	247,223
Goodwill	50,537	48,169
Non-current deferred tax assets	16,058	14,947
Other assets	350,907	141,207

Total assets	$3,791,631	$3,655,660

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$337,462	$352,275
Current portion of long-term debt, net	31,349	14,121

Total current liabilities	368,811	366,396
Long-term debt, net	1,928,023	1,787,555
Deferred revenue	12,469	26,102
Other liabilities	105,579	60,548

Total liabilities	2,414,882	2,240,601

Commitments and contingencies
Preferred stock – $0.01 par value; 50,000 shares authorized; none issued and outstanding at December 31, 2019 and 2018, respectively	—	—
Common stock – $0.01 par value; 300,000 shares authorized; 119,096 and 118,674 shares issued and outstanding at December 31, 2019 and 2018, respectively	1,191	1,187
Additional paid-in capital	1,821,810	1,807,202
Accumulated deficit	(446,252)	(393,330)

Total stockholders’ equity	1,376,749	1,415,059

Total liabilities and stockholders’ equity	$3,791,631	$3,655,660

Fourth Quarter and Full Year 2019 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2019	2018	2019	2018
REVENUES:
Safety	447,413	435,979	1,779,958	1,675,998
Community	31,145	27,190	123,265	101,841
Properties	19,224	19,002	77,307	57,899
Other	27	22	159	28

	497,809	482,193	1,980,689	1,835,766

EXPENSES:
Operating
Safety	332,415	316,748	1,304,121	1,222,418
Community	24,409	19,863	95,159	76,898
Properties	5,426	5,114	22,803	15,420
Other	273	76	686	514

Total operating expenses	362,523	341,801	1,422,769	1,315,250
General and administrative	32,231	29,271	127,078	106,865
Depreciation and amortization	36,804	40,387	144,572	156,501
Contingent consideration for acquisition of businesses	—	6,085	—	6,085
Asset impairments	—	—	4,706	1,580

	431,558	417,544	1,699,125	1,586,281

OPERATING INCOME	66,251	64,649	281,564	249,485

OTHER (INCOME) EXPENSE:
Interest expense, net	21,328	22,145	84,401	80,753
Expenses associated with debt refinancing transactions	602	—	602	1,016
Other (income) expense	450	117	(164)	156

	22,380	22,262	84,839	81,925

INCOME BEFORE INCOME TAXES	43,871	42,387	196,725	167,560
Income tax expense	(1,897)	(1,148)	(7,839)	(8,353)

NET INCOME	$41,974	$41,239	$188,886	$159,207

BASIC EARNINGS PER SHARE	$0.35	$0.35	$1.59	$1.34

DILUTED EARNINGS PER SHARE	$0.35	$0.35	$1.59	$1.34

DIVIDENDS DECLARED PER SHARE	$0.44	$0.43	$1.76	$1.72

Fourth Quarter and Full Year 2019 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income	$41,974	$41,239	$188,886	$159,207
Special items:
Expenses associated with debt refinancing transactions	602	—	602	1,016
Charges associated with adoption of tax reform	—	—	—	1,024
Expenses associated with mergers and acquisitions	175	763	1,132	3,096
Start-up expenses	—	—	9,480	—
Contingent consideration for acquisition of businesses	—	6,085	—	6,085
Asset impairments	—	—	4,706	1,580

Adjusted net income	$42,751	$48,087	$204,806	$172,008

Weighted average common shares outstanding – basic	119,096	118,669	119,028	118,544
Effect of dilutive securities:
Stock options	—	73	22	111
Restricted stock-based awards	144	111	114	61

Weighted average shares and assumed conversions – diluted	119,240	118,853	119,164	118,716

Adjusted Diluted Earnings Per Share	$0.36	$0.40	$1.72	$1.45

Fourth Quarter and Full Year 2019 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income	$41,974	$41,239	$188,886	$159,207
Depreciation and amortization of real estate assets	27,036	26,982	107,402	101,771
Impairment of real estate assets	—	—	4,428	1,580
Gain on sale of real estate assets	—	—	(287)	—

Funds From Operations	$69,010	$68,221	$300,429	$262,558
Expenses associated with debt refinancing transactions	602	—	602	1,016
Charges associated with adoption of tax reform	—	—	—	1,024
Expenses associated with mergers and acquisitions	175	763	1,132	3,096
Contingent consideration for acquisition of businesses	—	6,085	—	6,085
Start-up expenses	—	—	9,480	—
Goodwill and other impairments	—	—	278	—

Normalized Funds From Operations	$69,787	$75,069	$311,921	$273,779

Funds From Operations Per Diluted Share	$0.58	$0.57	$2.52	$2.21

Normalized Funds From Operations Per Diluted Share	$0.59	$0.63	$2.62	$2.31

Fourth Quarter and Full Year 2019 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income	$41,974	$41,239	$188,886	$159,207
Interest expense	22,033	22,518	86,661	82,129
Depreciation and amortization	36,804	40,387	144,572	156,501
Income tax expense	1,897	1,148	7,839	8,353

EBITDA	$102,708	$105,292	$427,958	$406,190
Expenses associated with debt refinancing transactions	602	—	602	1,016
Expenses associated with mergers and acquisitions	175	763	1,132	3,096
Contingent consideration for acquisition of businesses	—	6,085	—	6,085
Depreciation expense associated with STFRC lease	—	(4,147)	—	(16,453)
Interest expense associated with STFRC lease	—	(1,294)	—	(5,562)
Start-up expenses	—	—	9,480	—
Asset impairments	—	—	4,706	1,580

Adjusted EBITDA	$103,485	$106,699	$443,878	$395,952

Fourth Quarter and Full Year 2019 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME, NORMALIZED FUNDS FROM OPERATIONS, EBITDA & ADJUSTED EBITDA GUIDANCE

	For the Quarter Ending March 31, 2020		For the Year Ending December 31, 2020
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Net income attributable to common stockholders	$27,585	$31,585	$160,088	$171,088
Non-controlling interest	590	590	2,362	2,362

Net income	$28,175	$32,175	$162,450	$173,450
Expenses associated with mergers and acquisitions	575	575	2,300	2,300
Deferred tax expense on constructed asset	2,750	2,750	2,750	2,750

Adjusted net income	$31,500	$35,500	$167,500	$178,500

Net income	$28,175	$32,175	$162,450	$173,450
Depreciation and amortization of real estate assets	27,700	27,700	111,000	111,500

Funds From Operations	$55,875	$59,875	$273,450	$284,950
Expenses associated with mergers and acquisitions	575	575	2,300	2,300
Deferred tax expense on constructed asset	2,750	2,750	2,750	2,750

Normalized Funds From Operations	$59,200	$63,200	$278,500	$290,000

Diluted EPS	$0.23	$0.27	$1.34	$1.43

Adjusted EPS	$0.26	$0.29	$1.38	$1.47

FFO per diluted share	$0.46	$0.50	$2.26	$2.36

Normalized FFO per diluted share	$0.49	$0.53	$2.30	$2.40

Net income	$28,175	$32,175	$162,450	$173,450
Interest expense	24,750	24,250	98,000	97,500
Depreciation and amortization	38,000	38,000	153,000	153,000
Income tax expense	1,750	1,250	9,000	8,500

EBITDA	$92,675	$95,675	$422,450	$432,450
Expenses associated with mergers and acquisitions	575	575	2,300	2,300
Deferred tax expense on constructed asset	2,750	2,750	2,750	2,750

Adjusted EBITDA	$96,000	$99,000	$427,500	$437,500

Fourth Quarter and Full Year 2019 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. The Company believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of REIT performance, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. However, prior to the adoption of ASC 842 on January 1, 2019, a portion of the rental payments for the STFRC was classified as depreciation and interest expense for financial reporting purposes in accordance with Accounting Standards Codification 840-40-55, formerly Emerging Issues Task Force No. 97-10, “The Effect of Lessee Involvement in Asset Construction”. Adjusted EBITDA included such depreciation and interest expense in order to more properly reflect the cash flows associated with this lease. Upon adoption of ASC 842, all rental payments associated with this lease are classified as operating expenses. The Company may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Start-up expenses represent the incremental operating losses incurred during the period we activate idle correctional facilities. Normalized FFO excludes the effects of such items. The Company calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt refinancing, M&A activity, start-up expenses, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented. Even though expenses associated with mergers and acquisitions may be recurring, the magnitude and timing fluctuate based on the timing and scope of M&A activity, and therefore, such expenses, which are not a necessary component of the ongoing operations of the Company, may not be comparable from period to period.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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